                                 AMETEK, INC.
                RESTATED CONSOLIDATED STATEMENTS OF INCOME (a)
                          (QUARTERLY DATA UNAUDITED)
                       (DOLLARS AND SHARES IN THOUSANDS,
                           EXCEPT PER-SHARE AMOUNTS)
                                                                Exhibit 99 (a) 1
                                                                ----------------

                                                                         Quarter Ending                                  Quarter
                                                    ----------------------------------------------------       Year      Ending
                                                        3/31/94      6/30/94      9/30/94      12/31/94        1994      3/31/95
                                                    -------------------------------------------------------------------------------
Net sales                                                $191,403     $202,710     $190,427     $190,198     $774,738     $211,527

Expenses:
  Cost of sales (excluding depreciation)                  150,092      156,501      146,876      146,821      600,290      162,847
  Selling, general and administrative                      18,213       18,821       17,450       16,496       70,980       20,193
  Depreciation                                              6,362        6,541        6,681        8,592       28,176        6,981
                                                    -------------------------------------------------------------------------------
   Total expenses                                         174,667      181,863      171,007      171,909      699,446      190,021
                                                    -------------------------------------------------------------------------------

Operating income                                           16,736       20,847       19,420       18,289       75,292       21,506
Other income (expenses):
  Interest expense                                         (5,032)      (5,165)      (6,064)      (5,357)     (21,618)      (5,032)
  Other, net                                                1,775         (124)       1,684          754        4,089          540
                                                    -------------------------------------------------------------------------------
Income from continuing operations
  before income taxes                                      13,479       15,558       15,040       13,686       57,763       17,014
Provision for income taxes                                  5,089        6,197        5,282        4,576       21,144        6,865
                                                    -------------------------------------------------------------------------------


Income from continuing operations                           8,390        9,361        9,758        9,110       36,619       10,149

Income from discontinued operations, net of taxes             417          308          468        1,179        2,372          513
                                                    -------------------------------------------------------------------------------


Income before extraordinary item and
  cumulative effect of accounting change                    8,807        9,669       10,226       10,289       38,991       10,662
Extraordinary loss on early extinguishment
  of debt, net of taxes                                   (11,810)           0            0            0      (11,810)           0
Cumulative effect of accounting change
  for marketable securities, net of taxes                   3,819            0            0            0        3,819            0
                                                    -------------------------------------------------------------------------------
Net income                                                   $816       $9,669      $10,226      $10,289      $31,000      $10,662
                                                    ===============================================================================

Earnings (loss) per share: (b)
 Income from continuing operations                          $0.20        $0.26        $0.28        $0.26        $0.99        $0.30

Income from discontinued operations                          0.01         0.01         0.01         0.04         0.06         0.01
                                                    -------------------------------------------------------------------------------
Income before extraordinary item and
  cumulative effect of accounting change                     0.21         0.27         0.29         0.30         1.05         0.31
                                                    -------------------------------------------------------------------------------
Extraordinary loss on early
  extinguishment of debt                                    (0.28)        0.00         0.00         0.00        (0.32)        0.00
Cumulative effect of accounting change                       0.09         0.00         0.00         0.00         0.11         0.00
                                                    -------------------------------------------------------------------------------
Net income                                                  $0.02        $0.27        $0.29        $0.30        $0.84        $0.31
                                                    ===============================================================================

Cash dividends paid per share                               $0.06        $0.06        $0.06        $0.06        $0.24        $0.06
                                                    ===============================================================================

Average common shares outstanding                          42,644       36,359       34,839       34,660       37,126       34,244
                                                    ===============================================================================
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(a) Restated for discontinued operations in
    May, 1995.
(b) The sum of quarterly earnings per share
    will not equal year-to-date earnings per
    share due to the effect of common stock
    repurchases during the year.